PHOTO FILE, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2018	December 31, 2017
ASSETS
Current assets
Cash	15,154	19,527
Accounts and other receivables, net	457,211	518,671
Inventory	368,664	414,500
Prepaid expenses	115,746	150,271
Other current assets	183	183
Total current assets	956,958	1,103,152

Fixed assets, net of accumulated depreciation	26,191	32,639
Security deposits	83,975	89,109
Total other assets	110,166	121,748

Total assets	$1,067,124	$1,224,900

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	916,291	769,414
Accrued royalties	920,904	1,096,471
Deferred rent	123,219	152,779
Due to related party	1,699,813	1,799,813
Total current liabilities	3,660,227	3,818,477

Commitments and contingencies (note 7)	—	—

Total liabilities	3,660,227	3,818,477

Stockholders' deficit
Common stock, $0.10 par value, 50,000 shares authorized, 9,800 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	980	980
Additional paid in capital	57,020	57,020
Treasury stock	(484,800)	(484,800)
Accumulated deficit	(2,166,303)	(2,166,777)
Total stockholders' deficit	(2,593,103)	(2,593,577)

Total liabilities and stockholders' deficit	$1,067,124	$1,224,900

See accompanying notes to the consolidated financial statements

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PHOTO FILE, INC. AND SUBSIDIARY.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For three months ended		For six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Revenue	$1,603,715	$1,481,312	$3,948,535	$3,287,963

Cost of goods sold	(593,378)	(793,733)	(1,489,005)	(1,554,067)

Gross profit	1,010,337	687,579	2,459,530	1,733,896

Operating expenses
Salaries	414,357	428,228	875,637	930,600
General and administrative	345,296	118,866	584,970	379,539
Royalties	193,407	190,577	454,823	493,302
Insurance	63,959	72,395	133,366	150,890
Professional fees	42,930	42,840	82,857	99,061
Rent	140,420	166,969	310,400	333,938
Total operating expenses	1,200,369	1,019,875	2,442,053	2,387,330

Other expenses
Interest expense	(4,907)	(8,613)	(17,003)	(18,786)
Total expenses	(4,907)	(8,613)	(17,003)	(18,786)

Net income (loss)	$(194,939)	$(340,909)	$474	$(672,220)

Net loss per common share - basic	$(19.89)	$(34.79)	$0.05	$(68.59)
Weighted average number of common shares outstanding - basic	9,800	9,800	9,800	9,800

See accompanying notes to the consolidated financial statements

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PHOTO FILE, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the six months ended
	June 30, 2018	June 30, 2017
Cash Flows from Operating Activities
Net income	$474	$(672,220)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,448	6,448
Changes in assets and liabilities
Accounts receivable	61,460	460,126
Inventory	45,836	—
Deposits	5,134	3,168
Prepaid expenses	34,525	(15,226)
Accounts payable	146,877	144,173
Deferred rent	(29,560)	(23,537)
Accrued royalties	(175,567)	(147,251)
Net cash provided by operating activities	95,627	(244,319)

Cash Flows from Investing Activities:
Purchase of fixed assets	—	(14,532)
Net cash used in investing activities	—	(14,532)

Cash Flows from Financing Activities:
Repayment of related party advances	(100,000)	250,000
Net cash used in financing activities	(100,000)	250,000

Net increase in cash	(4,373)	(8,851)

Cash, beginning of period	19,527	12,064

Cash, end of period	$15,154	$3,213

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

See accompanying notes to the consolidated financial statements

3

PHOTO FILE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2018 AND 2017

(UNAUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Photo File, Inc. (“we”, “our”, the “Company”) was incorporated in 1987 in New York. The Company has been owned and operated by Chuck Singer. and was awarded a license for photography by Major League Baseball and the MLB Players Association, becoming the first company to be given a license for photography by any major sport in the United States. Today Photo File is a leading manufacturer of sports photography with licenses from the NFL, MLB, NBA, NHL, CLC, and their respective player associations. Photo File is also licensed by thousands of additional individuals and organizations, including Muhammad Ali, Babe Ruth, Joe Namath, Vince Lombardi, and Marvel Comics, to name but a few.

Photo File's 43,000 square foot leased facility, located in Mount Kisco, NY, includes a state-of-the-art digital photographic printing lab and a complete framing operation. Besides photos, in sizes up to 30"x40", Photo File offers a full range of framed and matted products, plaques, photo sculptures, ceramics tiles, key chains and event covers. Photo File also produces a line of licensed Framed Gold Records featuring top recording artists, including Elvis Presley, Aerosmith, Kiss, Buddy Holly, The Who, Michael Jackson and scores of others.

The Company’s consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

Principles of consolidation

The accompanying consolidated financial statements represent the results of operations, financial position and cash flows of Photo File, Inc. prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America. The consolidated financial statements include the financial statements of the Company, and its variable interest entity Sport Photo, LLC. All inter-company balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Accounts Receivable

Accounts receivable is comprised of uncollateralized customer obligations due under normal trade terms. The Company performs ongoing credit evaluation of its customers and management closely monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other information. The carrying amount of accounts receivable is reviewed periodically for collectability. If management determines that collection is unlikely, an allowance that reflects management’s best estimate of the amounts that will not be collected is recorded. Accounts receivable are presented net of an allowance for doubtful accounts of $61,308 as June 30, 2018 and 2017, respectively.

Inventory

Inventories are stated at the lower of cost (average cost) or market (net realizable value). Our inventory reserve reflects items that were deemed to be defective or obsolete based on an analysis of all inventories on hand.

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PHOTO FILE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2018 AND 2017

(UNAUDITED)

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance, and repairs are charged to expense as incurred. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

The Company regularly evaluates property and equipment to determine whether events or changes in circumstances have occurred that may warrant revision of the estimated useful life or whether the remaining balance should be evaluated for possible impairment. An estimate of the related undiscounted cash flows over the remaining life of the property and equipment is used in assessing whether an asset has been impaired. Measurement of impairment losses are based upon the amount by which the carrying amount of the asset exceeds the fair value. Management has determined there was no impairment of the carrying value of property and equipment at June 30, 2018 and 2017.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Impairment of Long-Lived Assets

Long-lived assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. In such situations, long-lived assets are considered impaired when future undiscounted cash flows resulting the use of the asset and its eventual disposition are less than the asset’s carrying amount. In such situations, the asset is written down to the present value of the estimated future cash flows. Factors that are considered when evaluating long-lived assets for impairment include a current expectation that it is more likely than not that the long-lived asset will be sold significantly before the end of its useful life, a significant decrease in the market price of the long-lived asset, and a change in the extent of manner in which the long-lived asset is being used. Based on management’s assessment there were no impairments to its long-lived assets at June 30, 2018 and 2017.

Income Taxes

The Company accounts for its income taxes in accordance with FASB Codification Topic ASC 740-10, “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

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PHOTO FILE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2018 AND 2017

(UNAUDITED)

Revenue recognition

The Company recognizes revenue related to product sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer as required by ASC 605 – Revenue Recognition. Cost of sales, rebates and discounts are recorded at the time of revenue recognition or at each financial reporting date.

The Company’s other revenue represent payments based on net sales from brand licensees for content reproduction rights. These license agreements are held in conjunction with third parties that are responsible for collecting fees due and remitting to the Company its share after expenses. Revenue from licensed products is recognized when realized or realizable based on royalty reporting received from licensees.

Shipping and Handling

The Company records shipping and handling expenses in the period in which they are incurred and are included in cost of revenues. In limited circumstances this cost is passed through to the customers.

Variable Interest Entity

A variable interest entity (VIE) is an entity that either (1) has insufficient equity to permit the entity to finance its activities without additional subordinated financial support or (2) has equity investors who lack the characteristics of a controlling financial interest. A VIE is consolidated by its primary beneficiary. The primary beneficiary has both the power to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the VIE.

If the Company determines that it has operating power and the obligation to absorb losses or receive benefits, the Company consolidates the VIE as the primary beneficiary, and if not, does not consolidate. The Company’s environment constitutes power that is most significant to the entity when it has unconstrained decision-making ability over key operational functions within the entity.

Assets recognized as a result of consolidating VIEs do not necessarily represent additional assets that could be used to satisfy claims against the Company’s general assets. Conversely, liabilities recognized as a result of consolidating this VIE do not necessarily represent additional claims on the Company’s general assets; rather, they represent claims against the specific assets of the consolidated VIE. At June 30, 2018, the Company has a variable interest in Sportphoto, LLC, as a result of 1) the common ownership which governs both the Company and Sportphoto, LLC and 2) the substantial financial support in the form of related party advances that the Company provides to support the operations of  Sportphoto, LLC.

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PHOTO FILE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2018 AND 2017

(UNAUDITED)

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2018. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Management evaluated all relevant conditions and events that are reasonably known or reasonably knowable, in the aggregate, as of the date the consolidated financial statements are issued and determined that substantial doubt exists about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. The Company has not generated sufficient revenues to provide sufficient cash flows to enable the Company to finance its operations internally. As of June 30, 2018, the Company had negative working capital of $2,685,237 and an accumulated deficit of $2,148,271.

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PHOTO FILE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2018 AND 2017

(UNAUDITED)

NOTE 3 - INVENTORIES

Inventory as of June 30, 2018 and December 31, 2017 are as follows:

	June 30, 2017	December 31, 2017
Prints and packaging materials	$368,664	$685,547
Less: Allowance	(40,000)	(271,047)
Total Inventory	$368,664	$414,500

As of June 30, 2018, and December 31, 2017, inventory is shown net of an allowance of $40,000 and $271,047, respectively.

NOTE 4 – PREPAID EXPENSES

Prepaid expenses consisted of the following as of June 30, 2018 and December 31, 2017:

	June 30, 2018	December 31, 2017
Prepaid Royalties	$110,308	$114,565
Other prepaids	5,438	35,706
Total prepaid expenses	$115,746	$150,271

NOTE 5 – FIXED ASSETS

Fixed assets consist of the following as of June 30, 2018 and December 31, 2017:

	June 30, 2018	December 31, 2017
Machinery and equipment	$1,919,167	$1,919,167
Furniture and fixtures	243,494	243,494
Leasehold improvements	106,007	106,007
Total	2,262,649	2,262,649
Less: accumulated depreciation	(2,236,458)	(2,230,010)
Fixed assets, net	$26,191	$32,639

Depreciation expense for the six months ended June 30, 2018 and 2017 was $6,448 and $6,986, respectively.

8

PHOTO FILE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2018 AND 2017

(UNAUDITED)

NOTE 6 – RELATED PARTY TRANSACTIONS

Due From/To Related Parties

The following table summarizes amounts due to the Company from related parties related to advances and amounts due to related parties for expenses paid for on the behalf of the Company as of June 30, 2018 and December 31, 2017. The amounts due are non-interest bearing and due upon demand. These amounts have been included in the consolidated balance sheets as current liabilities due to related parties.

	June 30, 2018	December 31, 2017
Chuck Singer, CEO and Shareholder	$1,727,618	$1,799,813
Total due to related parties	$1,727,618	$1,799,813

Note 7 – COMMITMENTS AND CONTINGENCIES

LEASES

On January 30, 2007, the Company signed a twelve year and nine-month lease, beginning June 1, 2007, for approximately 43,000 square feet of office and warehouse space with rent starting at $41,988 per month with annual increases of 2% per year. For the six months ended June 2018, the Company calculated the total amount of the rent for the term lease and recorded straight line rent expense of $277,538. As of June 30, 2018, and June 30, 2018, the Company has a balance of $123,219 and $152,778 in deferred rent, respectively which is included in the consolidated balance sheet.

As of June 30, 2018, future minimum payments due under the operating lease agreement are as follows:

2018	$311,191
2019	630,653
2020	105,501
Total future minimum payments	$1,047,345

 Note 8 – SUBSEQUENT EVENTS

On October 11, 2018, the Company entered into an Asset Purchase Agreement to sell certain assets related to its line of business.

The assets included:

  Equipment and other tangible assets;
  Domain names, websites and intellectual property;
  All rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Seller;
  Contracts to which Seller is bound;
  Current and future customer accounts, excluding accounts receivable; and
  Any other assets of any nature whatsoever that are related to or used in connection with the business of Seller and its goodwill.

Pursuant to the Asset Purchase Agreement, the buyer assumed certain liabilities and is expected to pay the Company up to $2,000,000 plus the ability for future royalties earned.

9